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                                                                    EXHIBIT 10.2


                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "Amendment"), dated as of April 1, 2000, is entered into by and between American Homestar Corporation, a Texas corporation ("Employer"), and Finis F. Teeter ("Employee"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Employer and Employee are parties to that certain Employment Agreement, dated as of November 15, 1996 (the "Agreement"); and

         WHEREAS, Employer and Employee desire to amend the Agreement to the extent provided herein;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

                  (1) Section 3 of the Agreement is hereby amended to read in its entirety as follows:

                           3. Term. The employment of Employee under this
                  Agreement shall commence on October 1, 1996, and shall continue, unless earlier terminated pursuant to Section 6 or 7 below, until June 30, 2003; provided, however, that this Agreement shall automatically extend for a one year period on each June 30, commencing on June 30, 2003, unless either Employer or Employee provides the other written notice at least 180 days prior to the end of the then existing terms of its intent to terminate this Agreement at the end of the then applicable term. The initial term of this Agreement and any renewal terms as provided above are collectively referred to herein as the "Term".

                  (2) Effective as of the date of this Amendment, the yearly salary set forth in Section 4 of the Agreement is hereby changed from $235,000 to $360,000.

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                  (3) The current Sections 7-19 of the Agreement are renumbered as Sections 8-20, and any references in the Agreement to such Sections are hereby changed accordingly.


                  (4) A new Section 7 is hereby added to the Agreement, which Section shall read in its entirety as follows:

                           7. Change In Control.

                  (a) Termination Payment. Notwithstanding anything to the contrary contained in Section 6 above, and in lieu of any payments required by Section 6 above, if Employee's employment with Employer is terminated by Employee or Employer, for any reason, within the twelve month period following a Change in Control (as defined in subsection (b) below), Employee shall be entitled to receive:

                           (i) any unpaid salary and any accrued but unpaid bonuses through the date of termination following the occurrence of the Change in Control (the "Triggering Date"); and

                           (ii) in lieu of any further salary or bonus payments to Employee for periods subsequent to the Triggering Date, Employer shall pay as severance payment to Employee, not later than the fifteenth (15th) day following the Triggering Date, a lump sum severance payment equal to the sum of: (i) Employee's then current yearly salary multiplied by three (3), plus (ii) an amount equal to the average bonuses earned by Employee for the last three completed fiscal years of Employer multiplied by three (3).

                  Notwithstanding the above, in no event shall the aggregate payments under this Section 7 exceed an amount equal to (i) the product of three (3) times the base amount (as such term is defined in Section 280(g) of the Internal Revenue Code of 1986, as amended), minus (ii) $1.00.

                  (b) Change in Control. A "Change in Control" will be deemed to have occurred for purposes hereof (i) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities; or (ii) upon the consummation of a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, which are disposed of pursuant to (1) a partial or complete liquidation or (2) a sale of assets; provided, however, that a Change in Control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act.


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         B. MISCELLANEOUS.

                  (1) Except as specifically provided herein, the Agreement shall remain in full force and effect. The Agreement and this Amendment contains the entire agreement between Employee and Employer regarding the employment of Employee by Employer, and supersedes any and all other agreements (oral or written) regarding such subject matter.

                  (2) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        AMERICAN HOMESTAR CORPORATION



                                        By:  /s/ Laurence A. Dawson, Jr.
                                             ---------------------------

                                        Its: President
                                             ---------------------------

                                        /s/ Finis F. Teeter
                                        --------------------------------
                                        Finis F. Teeter